Exhibit 99.1

NN, Inc.
6210 Ardrey Kell Road, Suite 120
Charlotte, NC 28277

FOR IMMEDIATE RELEASE

NN, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS; 2024 GUIDANCE

Business transformation continues; delivering record-setting new business wins in 2023 and significantly improved free cash flow performance

Company provides sales, adjusted EBITDA, and free cash flow outlook for 2024

CHARLOTTE, N.C., March 11, 2024 – NN, Inc. (NASDAQ: NNBR), a global diversified industrial company that engineers and manufactures high-precision components and assemblies, today reported its financial results for the fourth quarter ended December 31, 2023.
Financial and Strategic Highlights
•Displayed strong execution against the Company’s multi-year transformation plan, driving positive inflection in financial and operating results in the second half of the year;
•Delivered company record for new business awards of $62.6 million in 2023;
•Launched multiple long-term strategic initiatives to drive increased sales, increased profits, enhanced cash flows, and increased shareholder value;
•Generated positive free cash flow in 2023 with enhanced organization-wide focus driving step change in cash flow performance in the second half of the year;
•Fourth quarter net sales of $112.5 million, down 4.6% versus prior year;
•Fourth quarter operating loss of $7.9 million, improved by $3.1 million versus prior year;
•Fourth quarter adjusted EBITDA of $10.0 million up 28% versus prior year; and
•Fourth quarter free cash flow of $1.3 million, down $5.1 million versus prior year.

“Our fourth quarter results capped off a transformative year for NN Inc., a year in which we realigned our commercial and operational strategies to deliver improved returns and to better position the company for both short-term and long-term success,” said Harold Bevis, President and Chief Executive Officer. “In 2023, we launched a multi-year transformation and our revamped leadership team’s aggressive redirected approach is already making a clear impact on our financial and operational results, as evidenced by the strengthening of our margins, improved free cash flow performance, and accelerating sales growth. Additionally, we reset the bar on customer performance and already we are performing better with our customers. This is a tried and true path to future business expansion. We are really proud of our global team and our JV business as we are working as one team to reestablish leadership positions in multiple areas.”

Bevis continued, “For the full year, we delivered approximately $12 million in free cash flow, which is an increase of more than $21 million year-over-year. Notably, we were able to achieve improved operating income and fairly flat adjusted EBITDA with a strong second half performance with the new game plan. Specific to the fourth quarter, we were also pleased with our big new business award performance. We are already in development and ramp up mode on many of these awards and are making technical advancements in many areas. This momentum has carried right into 2024, as our financial results showed step-change improvement in the second half of the year. We remain focused on both leveraging our core capabilities and adding to our leadership edge to win new business across our diverse portfolio and believe we can add between $55 million to $70 million of new business wins this year.”

Bevis concluded, “Our organization-wide commitment to our transformation into a profitable, growing company is working and gaining momentum, and we are expecting 2024 to continue to demonstrate progress reflected by improved results on new business wins, profitability, free cash flow, and customer service. Our capital efficient model and low-risk strategy to structurally improve our operations will prove critical in lowering risk for our company. These efforts will ultimately help optimize our balance sheet. While we are encouraged by the early success across our transformation efforts, our improvements are just beginning. We remain committed to advancing and expanding our progress as we move forward. Our decisive actions are taking hold and I would like to thank all our NN team globally, whose dedication and hard work are driving our transformation.”

Fourth Quarter GAAP Results
Net sales were $112.5 million, a decrease of 4.6% from the fourth quarter of 2022, which was primarily due to reduced volume, partially offset by higher customer pricing and favorable foreign exchange effects.
Loss from operations was $7.9 million compared to a loss from operations of $11.0 million in the fourth quarter of 2022. The decrease in loss from operations was primarily driven by facility closures and labor cost savings.
Income from operations for Power Solutions was $2.8 million compared to loss from operations of $0.8 million for the same period in 2022. Loss from operations for Mobile Solutions was $5.7 million compared to loss from operations of $5.4 million for the same period in 2022.
Net loss was $20.5 million compared to net loss of $12.0 million for the same period in 2022. The increase in net loss is primarily due to warrant valuation due to stock price increase as well as increased interest expense.
Fourth Quarter Adjusted Results
Adjusted loss from operations for the fourth quarter of 2023 was $1.4 million compared to adjusted loss from operations of $3.3 million for the same period in 2022. Adjusted EBITDA was $10.0 million, or 8.9% of sales, compared to $7.8 million, or 6.6% of sales, for the same period in 2022. Adjusted net loss was $4.9 million, or $0.10 per diluted share, compared to adjusted net loss of $5.8 million, or $0.12 per diluted share, for the same period in 2022.
Free cash flow was a generation of cash of $1.3 million compared to a generation of cash of $6.4 million for the same period in 2022.
Power Solutions
Net sales for the fourth quarter of 2023 were $43.3 million compared to $50.0 million in the fourth quarter of 2022, a decrease of 13.4% or $6.7 million. The decrease in sales was primarily due to lower volume with certain customers. Adjusted income from operations was $5.8 million compared to adjusted income from operations of $4.5 million in the fourth quarter of 2022. The increase in adjusted income from operations was primarily due to cost savings associated with facility closures and labor, partially offset by lower volume.

Mobile Solutions
Net sales for the fourth quarter of 2023 were $69.2 million compared to $68.0 million in the fourth quarter of 2022, an increase of 1.8% or $1.2 million. The increase in sales was due to pricing and favorable foreign exchange, partially offset by lower volume. Adjusted loss from operations was $2.3 million compared to adjusted loss from operations of $3.7 million in the fourth quarter of 2022. The decrease in adjusted loss from operations was due to cost savings and operational improvements, partially offset by lower volume and foreign exchange.

Full Year Results
Net sales decreased $9.5 million, or 1.9%, to $489.3 million compared to $498.7 million for 2022, primarily due to reduced volume, including the impact from the closure of the Taunton and Irvine facilities, lower customer settlements, and unfavorable foreign exchange, partially offset by pricing.
GAAP operating loss increased to $21.8 million compared to $21.1 million in 2022. Income from operations for 2023 in Power Solutions was $11.1 million and loss from operations for Mobile Solutions was $11.7 million.
On an adjusted basis, income from operations for 2023 was $3.1 million compared to adjusted income from operations of $1.9 million in 2022. Adjusted EBITDA for 2023 was $43.1 million, or 8.8% of sales, versus $43.9 million, or 8.8% of sales, for the same period in 2022. Free cash flow was a generation of $11.7 million compared to a use of cash of $9.8 million in 2022.
Power Solutions
Net sales for 2023 were $185.9 million compared to $205.2 million in 2022, a decrease of 9.4% or $19.3 million. The decrease in sales was primarily due to lower volumes, including the impact from the closure of the Taunton and Irvine facilities, partially offset by pricing. Adjusted income from operations for 2023 was $23.9 million compared to $20.1 million in 2022. The increase in adjusted operating income was primarily due to facility closure savings and a legal settlement reached during the first quarter of 2022, partially offset by lower volume.
Mobile Solutions
Net sales for 2023 were $303.3 million compared to $293.5 million in 2022, an increase of 3.3% or $9.8 million. The increase in sales was primarily due to higher customer pricing, partially offset by lower volume, and lower customer settlements. Adjusted loss from operations for 2023 was $1.3 million compared to $2.7 million of adjusted operating income in 2022. Adjusted operating income decreased due to lower sales volume, lower customer settlements and unfavorable foreign exchange effects, partially offset by cost savings and operating performance.
2024 Outlook
Assuming a steady end-market demand outlook with the exception of the North America commercial vehicle market, the Company has provided a ranged outlook for the full year 2024 as follows:
◦Revenue in the range of $485 million to $510 million;
◦Adjusted EBITDA in the range of $47 million to $55 million;
◦Free cash flow in the range of $10 million to $15 million;
◦New business wins in the range of $55 million to $70 million; and
◦Net leverage below 3.0x.
Michael Felcher, Senior Vice President and Chief Financial Officer, commented, “Our transformation strategy is working, and our 2024 Outlook reflects improved profitability and consistent free cash flow generation in a stable and consistent demand environment. We are also focused on improving our leverage and other actions to position us to be ready to refinance in a favorable market environment.”

Conference Call
NN will discuss its results during its quarterly investor conference call on March 12, 2024, at 9:00 a.m. ET. The call and supplemental presentation may be accessed via NN's website, www.nninc.com. The conference call can also be accessed by dialing 1-877-255-4315 or 1-412-317-6579. For those who are unavailable to listen to the live broadcast, a replay will be available shortly after the call until March 12, 2025.
NN discloses in this press release the non-GAAP financial measures of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow. Each of these non-GAAP financial measures provides supplementary information about the impacts of restructuring and integration expense, acquisition and transition expenses, foreign exchange impacts on inter-company loans, amortization of intangibles and deferred financing costs, and other non-operating impacts on our business.
The financial tables found later in this press release include a reconciliation of adjusted income (loss) from operations, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per diluted share, free cash flow to the U.S. GAAP financial measures of income (loss) from operations, net income (loss), net income (loss) per diluted common share, and cash provided (used) by operating activities.
About NN, Inc.
NN, Inc., a global diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has facilities in North America, Europe, South America, and Asia. For more information about the company and its products, please visit www.nninc.com.
Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These statements may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to NN, Inc. (the “Company”) based on current beliefs of management as well as assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “possible,” “potential,” “predict,” “project” or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that are outside of management’s control and that may cause actual results to be materially different from such forward-looking statements. Such factors include, among others, general economic conditions and economic conditions in the industrial sector; the impacts of pandemics, epidemics, disease outbreaks and other public health crises, on our financial condition, business operations and liquidity; competitive influences; risks that current customers will commence or increase captive production; risks of capacity underutilization; quality issues; material changes in the costs and availability of raw materials; economic, social, political and geopolitical instability, military conflict, currency fluctuation, and other risks of doing business outside of the United States; inflationary pressures and changes in the cost or availability of materials, supply chain shortages and disruptions, the availability of labor and labor disruptions along the supply chain; our dependence on certain major customers, some of whom are not parties to long-term agreements (and/or are terminable on short notice); the impact of acquisitions and divestitures, as well as expansion of end markets and product offerings; our ability to hire or retain key personnel; the level of our indebtedness; the restrictions contained in our debt agreements; our ability to obtain financing at favorable rates, if at all, and to refinance existing debt as it matures; new laws and governmental regulations; the impact of climate change on our operations; and cyber liability or potential liability for breaches of our or our service providers’ information technology systems or business operations disruptions. The foregoing factors should not be construed as exhaustive and should be read in conjunction with the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s filings made with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date of this press release, and the Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company. The Company qualifies all forward-looking statements by these cautionary statements.

With respect to any non-GAAP financial measures included in the following document, the accompanying information required by SEC Regulation G can be found in the back of this document or in the “Investors” section of the Company’s web site, www.nninc.com, under the heading “News & Events” and subheading “Presentations.”

Investor & Media Contacts:
Joe Caminiti or Stephen Poe, Investors
Tim Peters, Media
NNBR@alpha-ir.com
312-445-2870

Financial Tables Follow

NN, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share data)	2023	2022	2023	2022
Net sales	$112,533	$118,012	$489,270	$498,738
Cost of sales (exclusive of depreciation and amortization shown separately below)	98,527	104,605	419,175	421,105
Selling, general, and administrative expense	11,603	11,182	47,436	49,635
Depreciation and amortization	11,477	13,269	46,120	47,231
Other operating expense (income), net	(1,131)	(3)	(1,657)	1,859
Loss from operations	(7,943)	(11,041)	(21,804)	(21,092)
Interest expense	5,653	4,368	21,137	15,041
Other expense (income), net	8,760	(845)	10,730	(5,064)
Loss before provision for income taxes and share of net income from joint venture	(22,356)	(14,564)	(53,671)	(31,069)
Provision for income taxes	(904)	(107)	(2,285)	(1,621)
Share of net income from joint venture	2,719	2,657	5,806	6,592
Net loss	$(20,541)	$(12,014)	$(50,150)	$(26,098)
Other comprehensive income (loss):
Foreign currency transaction gain (loss)	5,016	5,387	1,410	(8,156)
Interest rate swap:
Change in fair value, net of tax	—	894	(230)	3,358
Reclassification adjustments included in net loss, net of tax	(449)	(369)	(1,815)	(420)
Other comprehensive income (loss)	$4,567	$5,912	$(635)	$(5,218)
Comprehensive loss	$(15,974)	$(6,102)	$(50,785)	$(31,316)

Basic and diluted net loss per share	$(0.50)	$(0.33)	$(1.35)	$(0.83)
Shares used to calculate basic and diluted net loss per share	47,709	44,708	46,738	44,680

NN, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except per share data)	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$21,903	$12,808
Accounts receivable, net	65,545	74,129
Inventories	71,563	80,682
Income tax receivable	11,885	12,164
Prepaid assets	2,464	2,794
Other current assets	9,194	9,123
Total current assets	182,554	191,700
Property, plant and equipment, net	185,812	197,637
Operating lease right-of-use assets	43,357	46,713
Intangible assets, net	58,724	72,891
Investment in joint venture	32,701	31,802
Deferred tax assets	734	102
Other non-current assets	7,003	5,282
Total assets	$510,885	$546,127
Liabilities, Preferred Stock, and Stockholders’ Equity
Current liabilities:
Accounts payable	$45,480	$45,871
Accrued salaries, wages and benefits	15,464	11,671
Income tax payable	524	926
Short-term debt and current maturities of long-term debt	3,910	3,321
Current portion of operating lease liabilities	5,735	5,294
Other current liabilities	10,506	11,723
Total current liabilities	81,619	78,806
Deferred tax liabilities	4,988	5,596
Long-term debt, net of current maturities	149,369	149,389
Operating lease liabilities, net of current portion	47,281	51,411
Other non-current liabilities	24,827	9,960
Total liabilities	308,084	295,162
Commitments and contingencies
Series D perpetual preferred stock	77,799	64,701
Stockholders' equity:
Common stock	473	439
Additional paid-in capital	457,632	468,143
Accumulated deficit	(295,348)	(245,198)
Accumulated other comprehensive loss	(37,755)	(37,120)
Total stockholders’ equity	125,002	186,264
Total liabilities, preferred stock, and stockholders’ equity	$510,885	$546,127

NN, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended December 31,
(in thousands)	2023	2022
Cash flows from operating activities
Net loss	$(50,150)	$(26,098)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	46,120	47,231
Amortization of debt issuance costs and discount	1,941	1,361
Paid-in-kind interest	2,239	—
Total derivative loss (gain), net of cash settlements	11,933	(5,265)
Share of net income from joint venture, net of cash dividends received	(1,868)	(347)
Share-based compensation expense	2,821	4,377
Deferred income taxes	(1,273)	(1,814)
Other	(785)	(3,207)
Changes in operating assets and liabilities:
Accounts receivable	9,087	(4,920)
Inventories	9,997	(6,672)
Accounts payable	1,142	8,619
Income taxes receivable and payable, net	(89)	(1,457)
Other	(1,771)	(4,091)
Net cash provided by operating activities	29,344	7,717
Cash flows from investing activities
Acquisition of property, plant and equipment	(20,496)	(17,952)
Proceeds from sale of property, plant, and equipment	2,898	460
Net cash used in investing activities	(17,598)	(17,492)
Cash flows from financing activities
Proceeds from long-term debt	61,000	46,000
Repayments of long-term debt	(65,395)	(47,958)
Cash paid for debt issuance costs	(169)	(136)
Proceeds from short-term debt	3,648	—
Other	(1,967)	(3,092)
Net cash used in financing activities	(2,883)	(5,186)
Effect of exchange rate changes on cash flows	232	(887)
Net change in cash and cash equivalents	9,095	(15,848)
Cash and cash equivalents at beginning of year	12,808	28,656
Cash and cash equivalents at end of year	$21,903	$12,808

Reconciliation of GAAP Income (Loss) from Operations to Non-GAAP Adjusted Income (Loss) from Operations

	Three Months Ended December 31,
(in thousands)
NN, Inc. Consolidated	2023	2022
GAAP loss from operations	$(7,943)	$(11,041)
Professional fees	225	382
Personnel costs (1)	1,175	902
Facility costs (2)	1,617	1,405
Amortization of intangibles	3,478	5,067
Non-GAAP adjusted loss from operations (a)	$(1,448)	$(3,285)

Non-GAAP adjusted operating margin (3)	(1.3)%	(2.8)%
GAAP net sales	$112,533	$118,012

	Three Months Ended December 31,
(in thousands)
Power Solutions	2023	2022
GAAP income (loss) from operations	$2,830	$(840)
Professional fees	63	—
Personnel costs (1)	82	590
Facility costs (2)	141	506
Amortization of intangibles	2,640	4,229
Non-GAAP adjusted income from operations (a)	$5,756	$4,485

Non-GAAP adjusted operating margin (3)	13.3%	9.0%
GAAP net sales	$43,330	$50,020

	Three Months Ended December 31,
(in thousands)
Mobile Solutions	2023	2022
GAAP loss from operations	$(5,686)	$(5,389)
Personnel costs (1)	1,091	—
Facility costs (2)	1,476	899
Amortization of intangibles	838	838
Non-GAAP adjusted loss from operations (a)	$(2,281)	$(3,652)

Share of net income from joint venture	2,719	2,657
Non-GAAP adjusted income (loss) from operations with JV (a)	$438	$(995)

Non-GAAP adjusted operating margin (3)	0.6%	(1.5)%
GAAP net sales	$69,203	$67,994

	Three Months Ended December 31,
(in thousands)
Elimination	2023	2022
GAAP net sales	$—	$(2)

(1)Personnel costs include recruitment, retention, relocation, and severance costs
(2)Facility costs include costs of opening / closing facilities and relocation / exit of manufacturing operations
(3)Non-GAAP adjusted operating margin = Non-GAAP adjusted income (loss) from operations / GAAP net sales

Reconciliation of GAAP Income (Loss) from Operations to Non-GAAP Adjusted Income (Loss) from Operations

	Year Ended December 31,
(in thousands)
NN, Inc. Consolidated	2023	2022
GAAP loss from operations	(21,804)	(21,092)
Litigation / settlement costs	—	1,850
Professional fees	640	1,607
Personnel costs (1)	2,857	945
Facility costs (2)	7,271	2,571
Amortization of intangibles	14,167	15,827
Impairments (Goodwill and fixed assets)	—	219
Non-GAAP adjusted income from operations (a)	$3,131	$1,927

Non-GAAP adjusted operating margin (3)	0.6%	0.4%
GAAP net sales	489,270	498,738

	Year Ended December 31,
(in thousands)
Power Solutions	2023	2022
GAAP income from operations	11,096	3,536
Litigation / settlement costs	—	1,850
Professional fees	63	339
Personnel costs (1)	204	590
Facility costs (2)	1,742	1,269
Amortization of intangibles	10,814	12,474
Non-GAAP adjusted income from operations (a)	$23,919	$20,058

Non-GAAP adjusted operating margin (3)	12.9%	9.8%
GAAP net sales	185,948	205,204

	Year Ended December 31,
(in thousands)
Mobile Solutions	2023	2022
GAAP loss from operations	(11,749)	(2,165)
Personnel costs (1)	1,593	—
Facility costs (2)	5,529	1,302
Amortization of intangibles	3,353	3,353
Impairments (Goodwill and fixed assets)	—	219
Non-GAAP adjusted income (loss) from operations (a)	$(1,274)	$2,709

Share of net income from joint venture	5,806	6,592
Non-GAAP adjusted income from operations with JV (a)	$4,532	$9,301

Non-GAAP adjusted operating margin (3)	1.5%	3.2%
GAAP net sales	303,335	293,536

	Year Ended December 31,
(in thousands)
Elimination	2023	2022
GAAP net sales	(13)	(2)

(1)Personnel costs include recruitment, retention, relocation, and severance costs
(2)Facility costs include costs of opening / closing facilities and relocation / exit of manufacturing operations
(3)Non-GAAP adjusted operating margin = Non-GAAP adjusted income (loss) from operations / GAAP net sales

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA

	Three Months Ended December 31,
(in thousands)	2023	2022
GAAP net loss	$(20,541)	$(12,014)

Provision for income taxes	904	107
Interest expense	5,653	4,368
Change in fair value of preferred stock derivatives and warrants	9,172	(407)
Depreciation and amortization	11,477	13,269
Professional fees	225	382
Personnel costs (1)	1,175	902
Facility costs (2)	1,617	1,405
Non-cash stock compensation	763	515
Non-cash foreign exchange loss on inter-company loans	(422)	(715)
Non-GAAP adjusted EBITDA (b)	$10,023	$7,812

Non-GAAP adjusted EBITDA margin (3)	8.9%	6.6%
GAAP net sales	$112,533	$118,012

(1) Personnel costs include recruitment, retention, relocation, and severance costs
(2) Facility costs include costs of opening / closing facilities and relocation / exit of manufacturing operations
(3) Non-GAAP adjusted EBITDA margin = Non-GAAP adjusted EBITDA / GAAP net sales

	Year Ended December 31,
(in thousands)	2023	2022
GAAP net loss	$(50,150)	$(26,098)

Provision for income taxes	2,285	1,621
Interest expense	21,137	15,041
Change in fair value of preferred stock derivatives and warrants	10,814	(5,267)
Depreciation and amortization	46,120	47,231
Litigation / settlement costs	—	1,850
Professional fees	640	1,607
Personnel costs (1)	2,857	945
Facility costs (2)	7,271	2,571
Non-cash stock compensation	2,823	4,378
Non-cash foreign exchange (gain) loss on inter-company loans	(676)	(212)
Fixed asset and goodwill impairments	—	219
Non-GAAP adjusted EBITDA (b)	$43,121	$43,886

Non-GAAP adjusted EBITDA margin (3)	8.8%	8.8%
GAAP net sales	489,270	498,738

(1) Personnel costs include recruitment, retention, relocation, and severance costs
(2) Facility costs include costs of opening / closing facilities and relocation / exit of manufacturing operations
(3) Non-GAAP adjusted EBITDA margin = Non-GAAP adjusted EBITDA / GAAP net sales

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income and GAAP Net Income (Loss) per Diluted Common Share to Non-GAAP Adjusted Net Income (Loss) per Diluted Common Share

	Three Months Ended December 31,
(in thousands)	2023	2022
GAAP net loss	$(20,541)	$(12,014)

Pre-tax professional fees	225	382
Pre-tax personnel costs	1,175	902
Pre-tax facility costs	1,617	1,405
Non-cash foreign exchange loss on inter-company loans	(422)	(715)
Pre-tax change in fair value of preferred stock derivatives and warrants	9,172	(407)
Pre-tax amortization of intangibles and deferred financing costs	4,009	5,407
Tax effect of adjustments reflected above (c)	(107)	(1,465)
Non-GAAP discrete tax adjustments	—	730
Non-GAAP adjusted net income (loss) (d)	$(4,872)	$(5,775)

	Three Months Ended December 31,
(per diluted common share)	2023	2022
GAAP net loss per diluted common share	$(0.50)	$(0.33)

Pre-tax professional fees	—	0.01
Pre-tax personnel costs	0.03	0.02
Pre-tax facility costs	0.03	0.03
Pre-tax foreign exchange (gain) loss on inter-company loans	(0.01)	(0.02)
Pre-tax change in fair value of preferred stock derivatives and warrants	0.19	(0.01)
Pre-tax amortization of intangibles and deferred financing costs	0.08	0.12
Tax effect of adjustments reflected above (c)	—	(0.03)
Non-GAAP discrete tax adjustments	—	0.02
Preferred stock cumulative dividends and deemed dividends	0.07	0.07
Non-GAAP adjusted net income (loss) per diluted common share (d)	$(0.10)	$(0.12)
Shares used to calculate net earnings (loss) per share	47,709	44,708

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income and GAAP Net Income (Loss) per Diluted Common Share to Non-GAAP Adjusted Net Income (Loss) per Diluted Common Share

	Year Ended December 31,
(in thousands)	2023	2022
GAAP net income (loss)	$(50,150)	$(26,098)

Pre-tax foreign exchange (gain) loss on inter-company loans	(676)	(212)
Pre-tax litigation / settlement costs	—	1,850
Pre-tax professional fees	640	1,607
Pre-tax personnel costs	2,857	945
Pre-tax facility costs	7,271	2,571
Pre-tax change in fair value of preferred stock derivatives and warrants	10,814	(5,267)
Pre-tax amortization of intangibles and deferred financing costs	16,108	17,188
Pre-tax impairments of fixed asset costs	—	219
Tax effect of adjustments reflected above (c)	(592)	(3,978)
Non-GAAP discrete tax adjustments	—	3,128
Non-GAAP adjusted net income (loss) (d)	$(13,728)	$(8,047)

	Year Ended December 31,
(per diluted common share)	2023	2022
GAAP net income (loss) per diluted common share	$(1.35)	$(0.83)

Pre-tax foreign exchange (gain) loss on inter-company loans	(0.01)	—
Pre-tax litigation / settlement costs	—	0.04
Pre-tax professional fees	0.01	0.04
Pre-tax personnel costs	0.06	0.02
Pre-tax facility costs	0.16	0.06
Pre-tax change in fair value of preferred stock derivatives and warrants	0.23	(0.12)
Pre-tax amortization of intangibles and deferred financing costs	0.34	0.38
Tax effect of adjustments reflected above (c)	(0.01)	(0.09)
Non-GAAP discrete tax adjustments	—	0.07
Preferred stock cumulative dividends and deemed dividends	0.28	0.24
Non-GAAP adjusted net income (loss) per diluted common share (d)	$(0.29)	$(0.19)
Weighted average common shares outstanding	46,738	44,680

Reconciliation of Operating Cash Flow to Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2023	2022	2023	2022
Net cash provided by operating activities	$5,454	$10,388	$29,344	$7,717
Acquisition of property, plant, and equipment	(4,204)	(3,941)	(20,496)	(17,952)
Proceeds from sale of property, plant, and equipment	22	—	2,898	460
Free cash flow	$1,272	$6,447	$11,746	$(9,775)

The Company discloses in this presentation the non-GAAP financial measures of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow. Each of these non-GAAP financial measures provides supplementary information about the impacts of acquisition, divestiture and integration related expenses, foreign-exchange impacts on inter-company loans, reorganizational and impairment charges. Over the past five years, we have completed several acquisitions, one of which was transformative for the Company, and sold two of our businesses. The costs we incurred in completing such acquisitions, including the amortization of intangibles and deferred financing costs, and these divestitures have been excluded from these measures because their size and inconsistent frequency are unrelated to our commercial performance during the period, and which we believe are not indicative of our ongoing operating costs. We exclude the impact of currency translation from these measures because foreign exchange rates are not under management’s control and are subject to volatility. Other non-operating charges are excluded as the charges are not indicative of our ongoing operating cost. We believe the presentation of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow provides useful information in assessing our underlying business trends and facilitates comparison of our long-term performance over given periods.
The non-GAAP financial measures provided herein may not provide information that is directly comparable to that provided by other companies in the Company's industry, as other companies may calculate such financial results differently. The Company's non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to actual income growth derived from income amounts presented in accordance with GAAP. The Company does not consider these non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results.
(a) Non-GAAP adjusted income (loss) from operations represents GAAP income (loss) from operations, adjusted to exclude the effects of restructuring and integration expense; non-operational charges related to acquisition and transition expense, intangible amortization costs for fair value step-up in values related to acquisitions, non-cash impairment charges, and when applicable, our share of income from joint venture operations. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted income (loss) from operations is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from operations.
(b) Non-GAAP adjusted EBITDA represents GAAP net income (loss), adjusted to include income taxes, interest expense, write-off of unamortized debt issuance costs, interest rate swap payments and change in fair value that was recognized in earnings, change in fair value of preferred stock derivatives and warrants, depreciation and amortization, charges related to acquisition and transition costs, non-cash stock compensation expense, foreign exchange gain (loss) on inter-company loans, restructuring and integration expense, costs related to divested businesses and litigation settlements, income from discontinued operations, and non-cash impairment charges, to the extent applicable. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from continuing operations.
(c) This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the respective table. NN, Inc. estimates the tax effect of the adjustment items identified in the reconciliation schedule above by applying the applicable statutory rates by tax jurisdiction unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment.
(d) Non-GAAP adjusted net income (loss) represents GAAP net income (loss) adjusted to exclude the tax-affected effects of charges related to acquisition and transition costs, foreign exchange gain (loss) on inter-company loans, restructuring and integration charges, amortization of intangibles costs for fair value step-up in values related to acquisitions and amortization of deferred financing costs, non-cash impairment charges, write-off of unamortized debt issuance costs, interest rate swap payments and change in fair value, change in fair value of preferred stock derivatives and warrants, costs related to divested businesses and litigation settlements, income (loss) from discontinued operations, and preferred stock cumulative dividends and deemed dividends. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry.